UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

A special Meeting of Shareholders of GAMCO Investors, Inc. (“we” or “our”) was held at the Greenwich Library, 101 West Putnam Avenue, Greenwich, CT on November 30, 2007 at 9:00 a.m.  At that meeting, our shareholders considered and acted upon the following matters:

Approve, subject to final action by our Board of Directors, the distribution to our shareholders of the shares of common stock of Gabelli Advisers, Inc. that we own.

	Votes	% Votes Cast*
FOR	209,109,746	99.4
AGAINST	1,257,269	0.6
ABSTAIN	4,590

Vote by our holders of Class A Common Stock on whether our Board of Directors should consider the conversion and reclassification of our shares of Class B Common Stock into Class A Common Stock at a ratio of 1.15 shares of Class A Common Stock for each share of Class B Common Stock.
	Votes	% Votes Cast*
FOR	5,072,397	97.7
AGAINST	119,347	2.3
ABSTAIN	828,771

Approve the amended and restated Employment Agreement with Mario J. Gabelli, our Chairman and Chief Executive Officer.

	Votes	% Votes Cast*
FOR	210,128,528	99.9
AGAINST	240,559.1
ABSTAIN	2,518

* Excludes abstentions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Douglas R. Jamieson
Douglas R. Jamieson
President and Chief Operating Officer

Date:	December 5, 2007